CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this post effective Amendment No, 1 to the Form SB-2 Registration Statement of our report dated March 10, 2005, relating to the consolidated financial statements of Global Axcess Corp. and Subsidiaries for the years ended December 31, 2004 and 2003, which appear in such Registration Statement. We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.


                                                   WEINBERG & COMPANY, P.A.
                                                   Certified Public Accountants

Boca Raton, Florida
July 27, 2005